EXHIBIT 3.2








                                     BY-LAWS

                                        of

                            GOSS GRAPHIC SYSTEMS, INC.


                              (as of April 9, 1996)


                    ---------------------------------------



                                    ARTICLE I

                                     OFFICES

                   SECTION 1. REGISTERED OFFICE -- The registered of-fice of Goss Graphic Systems, Inc. (the "Corporation") shall be established and maintained at the office of The Corporation Trust Company at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

                   SECTION 2. OTHER OFFICES -- The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.


                                    ARTICLE II

                             MEETINGS OF STOCKHOLDERS

                   SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to deter-mine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Cor-poration on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a

         Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

                   SECTION 2. SPECIAL MEETINGS -- Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or the Secretary, or by resolution of the Board of Directors.

                   SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of In-corporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plu-rality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of In-corporation or the laws of the State of Delaware.

                   A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the ad-dress of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be in-spected by any stockholder who is entitled to be present.

                   SECTION 4. QUORUM -- Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the vot-ing power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stock-holders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                   SECTION 5. NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the gen-eral nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her ad-dress as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meet-ing. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                   SECTION 6. ACTION WITHOUT MEETING -- Unless other-wise provided by the Certificate of Incorporation of the Cor-poration, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a con-sent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to autho-rize or take such action at a meeting at which all shares en-titled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stock-holders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

                   SECTION 1. NUMBER AND TERM -- The business and af-fairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than three persons. The exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.

                   SECTION 2. RESIGNATIONS -- Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                   SECTION 3. VACANCIES -- If the office of any direc-tor becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the af-firmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

                   SECTION 4. REMOVAL -- Except as hereinafter pro-vided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the hold-ers of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meet-ing called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Cor-poration.

                   SECTION 5. COMMITTEES -- The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each com-mittee to consist of one or more directors of the Corporation.

                   Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and af-fairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

                   SECTION 6. MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, im-mediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the Directors.

                   Regular meetings of the Board of Directors may be held without notice at such places and times as shall be deter-mined from time to time by resolution of the Board of Direc-tors.

                   Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any director, on at least one day's notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

                   Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                   SECTION 7. QUORUM -- A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announce-ment at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

                   SECTION 8. COMPENSATION -- Directors shall not re-ceive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Direc-tors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                   SECTION 9. ACTION WITHOUT MEETING -- Any action re-quired or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of pro-ceedings of the Board of Directors or such committee.


                                    ARTICLE IV

                                     OFFICERS

                   SECTION 1. OFFICERS -- The officers of the Corpora-tion shall be a President, one or more Vice Presidents, a Trea-surer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Di-rectors may elect such Assistant Secretaries and Assistant

         Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advis-able, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be deter-mined from time to time by the Board of Directors.

                   SECTION 2. CHAIRMAN OF THE BOARD -- The Chairman of the Board may be an officer of the Corporation. He or she shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors.

                   SECTION 3. PRESIDENT -- The President shall be the Chief Executive Officer of the Corporation. He or she shall have the general powers and duties of supervision and manage-ment usually vested in the office of President of a corpora-tion. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signa-ture of the Secretary or the Treasurer or an Assistant Secre-tary or an Assistant Treasurer.

                   SECTION 4. VICE PRESIDENTS -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

                   SECTION 5. TREASURER -- The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disburse-ments in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be desig-nated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Di-rectors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and Board of Direc-tors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

                   SECTION 6. SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or re-fusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requir-ing it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

                   SECTION 7. ASSISTANT TREASURERS AND ASSISTANT SEC-RETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall per-form such duties as shall be assigned to them, respectively, by the Board of Directors.


                                    ARTICLE V

                                  MISCELLANEOUS

                   SECTION 1. CERTIFICATES OF STOCK -- A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Cer-tificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time deter-mine.

                   SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or de-stroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certifi-cate.

                   SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized at-torneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be can-celled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                   SECTION 4. STOCKHOLDERS RECORD DATE -- In order that the Corporation may determine the stockholders entitled to no-tice of or to vote at any meeting of stockholders or any ad-journment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determina-tion of stockholders entitled to vote at any meeting of stock-holders or adjournment thereof, shall, unless otherwise re-quired by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determina-tion of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to ex-press consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is de-livered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior ac-tion; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the

         Board of Directors may fix a new record date for the adjourned meeting.

                   SECTION 5. DIVIDENDS -- Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before de-claring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                   SECTION 6. SEAL -- The corporate seal of the Corpo-ration shall be in such form as shall be determined by reso-lution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

                   SECTION 7. FISCAL YEAR -- The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                   SECTION 8. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                   SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required to be given under these By-Laws, per-sonal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such re-quired notice.


                                    ARTICLE VI

                                    AMENDMENTS

                   These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meet-ing thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such spe-cial meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorpora-tion of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.